UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2008

PACCAR Inc
 (Exact name of registrant as specified in its charter)

Delaware	001-14817	91-0351110
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 106th Avenue NE, Bellevue, WA	98004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 468-7400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 502(f). On April 21, 2008, the Compensation Committee of the PACCAR Inc Board of Directors approved a Long Term Performance Cash Award (“LTIP Cash Award”) for the 2005-2007 cycle under the Company’s Long Term Incentive Plan for the Named Executive Officers identified in the Company’s March 12, 2008 proxy statement. The total compensation for each Named Executive Officer reported in the Summary Compensation Table on page 18 of the Company’s 2008 proxy statement has been recalculated to include the LTIP Cash Award as follows:

	LTIP Cash Award
Named Executive Officer	2005-2007 Cycle	Total Compensation
M. C. Pigott	$1,218,750	$9,509,033
M. A. Tembreull	$682,500	$4,783,671
T. E. Plimpton	$468,000	$3,539,553
J. G. Cardillo	$217,560	$2,081,722
K. R. Gangl	$161,905	$1,575,631

Item 502(d)(3). On April 22, 2008 Mr. G. M. E. Spierkel was named to the Compensation Committee of the Board of Directors.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACCAR Inc

Date:	April 25, 2008	By:	/s/ D. C. Anderson

D. C. Anderson
Vice President and General Counsel